U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2009

INDUSTRY CONCEPT HOLDINGS, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	000-53099	20-8510684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4501 E 50th St.

Vernon CA 90058

(Address of principal executive offices)

(323) 585-5281

(Issuer's Telephone Number)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

          Effective December 18, 2009, we had an initial close of a private offering of promissory notes. We assumed debt in the principal amount of $250,000 from three (3) persons and entities, each of which was an “accredited investor” as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. As part of the consideration we issued an aggregate of 60,000 “restricted” shares of our Common Stock to these three note holders. We relied upon the exemption from registration provided by Section 4/2 and Regulation D under the Securities Act of 1933, as amended, to issue these shares.

          We estimate that we will utilize the proceeds from these loans for working capital (approximately 50%) and purchase of material and equipment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Exhibits.

No.	Description

10.2	Form of Promissory Note

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2009	INDUSTRY CONCEPT HOLDINGS, INC.
(Registrant)

By:s/ Greg Lorber
Greg Lorber, Chief Executive Officer

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